Exhibit 3.9

ARTICLES OF INCORPORATION

OF

DATA NICHE ASSOCIATES, INC.

TO:	Secretary of State
State of Illinois
Corporation Department
Springfield, Illinois 62756

I, the incorporator, being a person, for the purpose of forming a corporation under The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.), do hereby adopt the following Articles of Incorporation:

ARTICLE I

1.1. Name. The name of the corporation is DATA NICHE ASSOCIATES, INC.

ARTICLE II

2.1. Purposes. The purposes for which the corporation is organized are:

To gather, compile and sell pharmaceutical marketing information.

To acquire, own, buy, sell, mortgage, pledge, assemble, manufacture, exchange, lease as lessor, hire as lessee, and otherwise deal in and with personal property and goods of every kind and description.

To acquire, own, buy, sell, mortgage, lease as lessor, let as lessee, improve, manage, operate and otherwise deal in and with real property or any interest therein.

To engage in the transaction of any or all lawful businesses for which corporations may be incorporated under The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.).

ARTICLE III

3.1. Initial registered office and agent. The address of the corporation’s initial registered office is 1580 South Milwaukee Avenue, Suite 500, Libertyville, Illinois 60048.

3.2. The name of the corporation’s initial registered agent at that office is Alan E. Basford.

ARTICLE IV

4.1. Class of shares. The corporation is authorized to issue ten thousand (10,000) shares in only one class designated as common without par value.

ARTICLE V

5.1. Issued shares. The number of shares, in one class only, which the corporation proposes to issue without further report to the Secretary of State, itemized by class, series and par value, if any, and the consideration to be received by the corporation therefor are:

Class:	Common

Series:	None

Par Value	NPV

Number of shares to be issued:	1,000

Total consideration:	$1,000.00

ARTICLE VI

6.1. Duration. The duration of the corporation is perpetual.

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made on the foregoing Articles of Incorporation are true.

Executed on Date: August 29, 1991.

/s/ Alan E. Basford
Alan E. Basford
Incorporator
1580 S. Milwaukee Ave., Ste. 500
Libertyville, Illinois 60048
(708) 680-1818

ARTICLES OF AMENDMENT

FILED NOV 14 2002 JESSE WHITE SECRETARY OF STATE

1.	CORPORATE NAME: DATA NICHE ASSOCIATES, INC.

(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on October 1, 2002 ,
(Month & Day)
in the manner indicated below. (“X” one box only)
(Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Notes 4 & 5)

☒

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)

3.	TEXT OF AMENDMENT:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

N/A

(NEW NAME)

All changes other than name, include on page 2

(over)

Text of Amendment

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change’’)

attached hereto and made part hereof.

5.

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change’’)

NO CHANGE

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	OCTOBER 30, 2002		DATA NICHE ASSOCIATES, INC.
	(Month & Day) (Year)		(Exact Name of Corporation at date of execution)

attested by	/s/ BIPIN K. SHAH, SECRETARY	by	/s/ BIPIN K. SHAH, PRESIDENT
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)
	BIPIN K. SHAH, SECRETARY		BIPIN K. SHAH, PRESIDENT
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ,
(Month & Day) (Year)

NOTES and INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only seven instances, as follows:

(a) to remove the names and addresses of directors named in the articles of incorporation;

(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;

(c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

(d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(e) to change the corporate name by substituting the word “corporation”, “incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,

(g) to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4:	All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5:	When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

ATTACHMENT A TO THE

ILLINOIS ARTICLES OF AMENDMENT OF

DATA NICHE ASSOCIATES, INC.

WHEREAS, the Board of Directors of DATA NICHE ASSOCIATES, INC., an Illinois corporation (the “Corporation”), recommends and the shareholders agree, that Article Four, Number 4.1. of the Articles of Incorporation of the Corporation filed with the Illinois Secretary of State on September 5, 1991, be amended to (i) authorize two classes of stock, respectively, Class A Voting Common and Class B Non-Voting Common Stock; and (ii) authorize to issue an additional ELEVEN THOUSAND (11,000) shares of common stock; (iii) of which ONE THOUSAND (1,000) shares shall be common Class A Voting Common Stock, no par value and TEN THOUSAND (10,000) shares of common Class B Non-Voting Common Stock, no par value of which stock shall have the identical distribution, liquidation and other rights as the Class A Voting, except for voting rights items (i), (ii) and (iii) are collectively hereinafter referred to as the “Amendment”); and

WHEREAS, the undersigned deem it to be in the best interests of the Corporation that at the time of filing the Amendment becomes effective, each outstanding share of common stock shall be exchanged for ONE (1) share of Class A Voting Common Sock and TEN (10) shares of Class B Nonvoting Common Stock (the “Stock Issuance”).

RESOLVED, that the Amendment and Stock Issuance be, and they hereby are, authorized and approved;

FURTHER RESOLVED, that following the Amendment, the authorized shares of the common stock of the Corporation shall be as follows:

CLASS	SERIES	AUTHORIZED NUMBER OF SHARES	PAR VALUE PER SHARE	ISSUED # OF SHARES
Class A Voting Common	None	1,000	NPV	951
Class B Non-Voting Common	None	10,000	NPV	9,510

FURTHER RESOLVED, that Bipin K. Shah, as President of the Corporation, be, and he hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, any and all such documents and instruments, and to do all such acts and things as shall be necessary or appropriate to give effect to the foregoing resolutions.